Exhibit 10.5


                                                                 EXECUTION COPY




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                 MEDALLION LOAN SALE AND CONTRIBUTION AGREEMENT

                         Dated as of September 13, 2002

                                      among

                            MEDALLION FUNDING CORP.,

                                    as Seller

                                       and

                           TAXI MEDALLION LOAN TRUST I

                                    as Buyer


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                                TABLE OF CONTENTS

Section                                                                    Page
-------                                                                    ----

                                   ARTICLE I.

                                   DEFINITIONS

SECTION 1.01. Certain Defined Terms...........................................1
SECTION 1.02. Other Terms.....................................................7
SECTION 1.03. Computation of Time Periods.....................................7

                                   ARTICLE II.

                       AMOUNTS AND TERMS OF THE PURCHASES

SECTION 2.01. Purchase Facility...............................................7
SECTION 2.02. Purchases from the Seller.......................................8
SECTION 2.03. No Obligations or Taxes.........................................9
SECTION 2.04. Collections.....................................................9

                                  ARTICLE III.

                             CONDITIONS OF PURCHASES

SECTION 3.01. Conditions Precedent to Initial Purchase........................9
SECTION 3.02. Conditions Precedent to All Purchases..........................11

                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Seller...................11

                                   ARTICLE V.

                         GENERAL COVENANTS OF THE SELLER

SECTION 5.01. Affirmative Covenants of the Seller............................15
SECTION 5.02. Reporting Requirements of the Seller...........................17
SECTION 5.03. Negative Covenants of the Seller...............................17

                                   ARTICLE VI.

                          ADMINISTRATION AND COLLECTION

SECTION 6.01. Designation of Servicer........................................19
SECTION 6.02. Rights of the Buyer............................................19


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SECTION 6.03. Responsibilities of the Seller.................................19
SECTION 6.04. Maintenance of Perfection......................................20

                                  ARTICLE VII.

                               TERMINATION EVENTS

SECTION 7.01. Termination Events.............................................21

                                  ARTICLE VIII.

                                 INDEMNIFICATION

SECTION 8.01. Indemnities by the Seller......................................22
SECTION 8.02. Substitution and Retransfer of Medallion Loans.................23

                                   ARTICLE IX.

                                  MISCELLANEOUS

SECTION 9.01. Amendments and Waivers.........................................24
SECTION 9.02. Notices, Etc...................................................24
SECTION 9.03. No Waiver; Remedies............................................25
SECTION 9.04. Binding Effect; Assignability; Survival........................25
SECTION 9.05. Severability of Provisions.....................................26
SECTION 9.06. Costs, Expenses and Taxes......................................26
SECTION 9.07. Governing Law; Jurisdiction; Consent to Service of
              Process; Waiver of Jury Trial..................................26
SECTION 9.08. No Proceedings.................................................28
SECTION 9.09. Further Assurances.............................................28
SECTION 9.10. No Waiver; Cumulative Remedies.................................28
SECTION 9.11. Counterparts...................................................28
SECTION 9.12. Merger and Integration.........................................28
SECTION 9.13. Headings.......................................................28


                                      -ii-

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EXHIBITS

EXHIBIT A   Transfer Agreement

EXHIBIT B   Locations Where Records Are Kept; Location of Chief Executive Office

EXHIBIT C   Form of Purchase Notice

EXHIBIT D   Eligible Medallion Loan Criteria



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                 MEDALLION LOAN SALE AND CONTRIBUTION AGREEMENT

                         Dated as of September 13, 2002

          MEDALLION FUNDING CORP., a New York corporation ("Medallion Funding"), in its capacity as seller (the "Seller") and TAXI MEDALLION TRUST I, a Delaware Business Trust (the "Buyer"), agree as follows:

          PRELIMINARY STATEMENTS. (1) Certain terms which are capitalized and used throughout this Agreement (in addition to those defined above) are defined in Article I of this Agreement.

          (2) The Seller originates Medallion Loans and, in addition, purchases Medallion Loans and Related Assets from Medallion Financial and other Affiliates;

          (3) The Buyer is a special-purpose entity that is 100% beneficially owned by the Seller and has been established to purchase and otherwise acquire Medallion Loans and Related Assets;

          (4) The Seller wishes from time to time to offer to sell Medallion Loans and Related Assets to the Buyer;

          (5) The Buyer desires to procure such Medallion Loans and Related Assets from the Seller; and

          (6) The Buyer intends to finance all or a portion of the cost of purchasing Medallion Loans and Related Assets from the Seller by borrowing money under a Loan and Security Agreement dated as of September 13, 2002, by and among the Buyer, the Seller and Merrill Lynch Bank, USA;

          NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

          SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise defined in this Agreement, terms defined in the Loan and Security Agreement are used herein as therein defined.

          "Affiliate" shall mean, with reference to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with reference to any specified Person shall mean the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.


                                  Schedule 1-1

          "Business Day" shall mean any day other than a Saturday or Sunday or any other day on which national banking associations or state banking institutions in New York, New York, are authorized or obligated by law, executive order or governmental decree to be closed.

          "Closing Date" shall mean September 13, 2002

          "Collection Account" shall mean a segregated account created and maintained under the Loan and Security Agreement, governed by the Collection Account Control Agreement, into which Collections of Medallion Loans or Related Assets are remitted by or on behalf of Obligors.

          "Collection Date" shall mean the date on which (i) all Medallion Loans have been repaid in full, together with interest thereon and other amounts owing in respect thereof and (ii) all other amounts owing to the Buyer hereunder shall have been paid in full.

          "Collections" shall mean all cash payments by or on behalf of the Obligors in respect of Medallion Loans or Related Assets in the form of cash, checks, wire transfers, electronic transfers or any other form of cash payment.

          "Custodial Agreement" shall mean the Custodial Agreement, dated as of the date hereof, among the Borrower, the Custodian, the Servicer and the Lender, as the same shall be modified and supplemented and in effect from time to time.

          "Custodian" shall mean Wells Fargo Bank Minnesota, National Association, and its successors and permitted assigns, as custodian and trustee under the Custodial Agreement.

          "Debt" of any Person shall mean (i) indebtedness of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations of such Person to pay the deferred purchase price of property or services, (iv) obligations of such Person as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (v) obligations of such Person in connection with any letter of credit issued for the account of such Person, (vi) obligations of such Person under an interest rate or currency swap, cap or similar agreement, (vii) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, and (viii) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses
(i) through (vii).

          "Eligible Medallion Loan" shall mean a Medallion Loan that satisfies all of the criteria set forth on Exhibit D to this Agreement.

          "Financial Medallion Loans" shall mean Medallion Loans (and Related Assets) conveyed by Medallion Financial to the Seller through the Medallion Loan Sale and Exchange Agreement.


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          "Freshstart" shall mean Freshstart Venture Capital Corp., a New York corporation.

          "Governmental Authority" shall mean any country or nation, any political subdivision of such country or nation, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government of any country or nation or political subdivision thereof.

          "Ineligible Medallion Loan" shall have the meaning assigned to that term in Section 8.02 of this Agreement.

          "Insolvency Event" shall mean with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, administrator, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs; (b) the commencement against such Person of an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or selling appointment of a receiver, liquidator, assignee, custodian, administrator, sequestrator or similar official for such Person or for any substantial portion of its property, or ordering the winding up or liquidation of such Person's affairs, which case shall remain undismissed for a period of 30 days or more; or (c) the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, administrator, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due or the admission by such Person in writing (of which a Responsible Officer of the Custodian shall have written notice) of its inability to pay its debts generally, or the adoption by the Board of Directors of such Person of a resolution (of which a Responsible Officer of the Custodian shall have written notice) which authorizes action by such Person in furtherance of any of the foregoing.

          "Lender" shall mean Merrill Lynch Bank USA and its successors and permitted assigns for so long as it or they have unpaid advances under, or a commission to advance under the Loan and Security Agreement.

          "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing.


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          "Loan and Security Agreement" shall mean the Loan and Security
Agreement dated as of September 13, 2002, between the Buyer and the Lender, as the same may from time to time be hereafter amended, modified or otherwise supplemented.

          "Loan Documents" shall mean, with respect to any Medallion Loan, the related Obligor Note and any related loan agreement, security agreement, mortgage, assignment of indemnity, financing statements and other documents, instruments, certificates or assignments (including amendments or modifications thereof) executed by the Obligor thereof or by another Person on the Obligor's behalf in respect of such Medallion Loan and related Obligor Note, including, without limitation, general or limited guaranties.

          "Loan Sale Agreement" shall mean the Loan sale Agreement dated as of September 13, 2002, between the Freshstart and the Seller, as amended and supplemented from time to time.

          "Loan Sale and Exchange Agreement" shall mean the Loan Sale and Exchange Agreement dated as of September 13, 2002 between the Seller and Medallion Financial, governing the terms and conditions upon which the Seller shall acquire from Medallion Financial certain Medallion Loans and Related Assets and Medallion Financial shall acquire from Seller certain commercial loans and related assets.

          "Medallion" shall mean a medallion or other license, (a) that was issued by a municipality in New York, New York, Chicago, Illinois, Boston, Massachusetts, Cambridge, Massachusetts, Newark, New Jersey, Philadelphia, Pennsylvania or another location which the Lender has approved in writing; (b) that gives its owner the right to operate a taxicab in such municipality; (c) that is perpetually renewable by the issuing municipality; and (d) that is readily transferable to another person in the secondary market, subject to applicable rules and regulations.

          "Medallion Financial" shall mean Medallion Financial Corp., a Delaware corporation.

          "Medallion Funding" shall mean Medallion Funding Corp., a New York corporation.

          "Medallion Loan" shall mean a loan purported to be sold or contributed hereunder to Buyer, or substituted pursuant to Section 8.02 hereof, that is a loan secured by a collateral assignment of a Medallion and evidenced by an Obligor Note, arising from the extension of credit to an Obligor by an Originator in the ordinary course of its business and appears on a Medallion Loan Schedule at any time hereafter submitted to and accepted by the Buyer in connection with a conveyance pursuant to Section 2.02, and shall include, without limitation, all monies due or owing and all Collections and other amounts received from time to time with respect to such loan and all proceeds (including, without limitation, "proceeds" as defined in the UCC of the jurisdiction the law of which governs the perfection of the interest on the Medallion Loans) thereof; provided, however, that any Medallion Loan repurchased by the Seller pursuant to Section 8.02 of this Agreement shall cease to be a Medallion Loan as of the date of such repurchase.


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          "Monthly Settlement Date" shall mean the 15th Business Day of each month.

          "Multiemployer Plan" shall means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA which is, or within the immediately preceding five years was, contributed to by the Seller.

          "Obligor" shall mean, with respect to any Medallion Loan, the Person or Persons obligated to make payments with respect to such Medallion Loan, including any co-signer or guarantor for a Person so obligated.

          "Obligor Note" shall mean any promissory note evidencing the indebtedness of an Obligor under a Medallion Loan, together with any modifications thereto.

          "Operative Documents" shall mean this Agreement, the Loan and Security Agreement, the Loan Sale and Exchange Agreement, the Servicing Agreement, the Custodial Agreement and the other agreements and instruments related to any of the foregoing.

          "Opinion of Counsel" shall mean a written opinion of counsel, who, except as otherwise provided herein, may be counsel for, or an employee of, the Person providing the opinion and who shall be reasonably acceptable to the Buyer.

          "Originator" shall mean an originator of Medallion Loans in its capacity as such.

          "Outstanding Balance" of any Medallion Loan at any time shall mean the then outstanding principal balance thereof.

          "Payment Date" shall mean the date on which the Loan and Security Agreement shall have terminated and all amounts owing to all parties providing financing, liquidity support, credit enhancement or other financial accommodations to the Buyer thereunder shall have been paid in full.

          "Permitted Participation Interest" shall mean a participation interest in a Medallion Loan that is (i) subordinated to the rights of the Buyer therein, as the case may be, on terms acceptable to the Buyer and pursuant to an agreement in form and substance acceptable to the Buyer, in each case in its sole and absolute discretion, and (ii) in the case of a Person that is not an Affiliate of the Buyer, held by a holder that is acceptable to the Buyer in its sole and absolute discretion.

          "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other entity of similar nature.

          "Purchase" shall mean a purchase by the Buyer of a Medallion Loan and the Related Assets with respect thereto from the Seller pursuant to Article II.

          "Purchase Price" has the meaning assigned to that term in Section 2.02(b).


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          "Records" shall mean all contracts and other documents, books, records and other information (including without limitation, computer programs, tapes, discs, punch cards, data processing software and Related Assets and rights), including, without limitation, all Loan Documents, maintained with respect to Medallion Loans and the related Obligors.

          "Related Assets" shall mean with respect to any Medallion Loan: (a) if the Medallion Loan was transferred by Medallion Financial to Seller under the Loan Sale and Exchange Agreement, all of the Seller's rights, remedies, powers and privileges under the Loan Sale and Exchange Agreement with respect to such Medallion Loan, (b) if the Medallion Loan or participation interest therein was transferred by Freshstart to Seller under the Loan Sale Agreement, all of the Debtor's rights, remedies, powers and privileges under the Loan Sale Agreement with respect to such Medallion Loan or participation interest therein, (c) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Medallion Loan, whether pursuant to the Obligor Note related to such Medallion Loan, any other Loan Document or otherwise, including, without limitation, the applicable Medallion, (d) all UCC financing statements covering any collateral securing payment of such Medallion Loan, (e) all guarantees, indemnities, warranties, insurance policies and proceeds and premium refunds thereof and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Medallion Loan whether pursuant to the Obligor Note related to such Medallion Loan or otherwise, (f) all Records and all other instruments and rights relating to such Medallion Loan and (g) if such Medallion Loan is subject to a Permitted Participation Interest, all rights remedies, powers and privileges of Seller under the related participation agreement.

          "Requirements of Law" shall mean any law, treaty, rule or regulation, or final determination of an arbitrator or Governmental Authority, and, when used with respect to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person.

          "Seller" has the meaning assigned to that term in the preamble hereto.

          "Servicer" shall mean Medallion Funding Corp. in its capacity as servicer under the Servicing Agreement, or such successor Servicer appointed pursuant to the terms of the Servicing Agreement.

          "Subsidiary" shall mean, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

          "Termination Date" shall mean the earlier of (i) the date of the declaration or automatic occurrence of the Termination Date pursuant to Section
7.01 and (ii) the date specified by the Seller or the Buyer in a written notice to the other party given at least 30 days prior to such specified date.

          "Termination Event" has the meaning assigned to that term in Section 7.01.


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          "Transfer Agreement" shall mean an agreement in the form of the agreement included herein as Exhibit A.

          "Transfer Date" shall mean any day on which Medallion Loans are to be transferred from Seller to Buyer hereunder, whether by sale or contribution of capital.

          "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

          SECTION 1.02. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

          SECTION 1.03. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

                                   ARTICLE II.

                       AMOUNTS AND TERMS OF THE PURCHASES

          SECTION 2.01. Purchase Facility. (a) From time to time the Seller may make available to the Buyer its inventory of loans that could be eligible to be Medallion Loans for the purpose of the Buyer's considering whether it wishes to purchase any such loans. On the terms and conditions hereinafter set forth, the Buyer may in its sole discretion purchase Medallion Loans and Related Assets with respect thereto from the Seller from time to time during the period from the date the conditions precedent to the initial Purchase in Section 3.01 are satisfied to the Termination Date. Nothing in this Agreement shall be deemed to be or construed as a commitment by the Buyer to purchase any Medallion Loans or any Related Assets at any time.

          (b) It is the intention of the parties hereto that each Purchase of Medallion Loans and Related Assets made hereunder shall constitute a sale of such assets, which sale is absolute and irrevocable and provides the Buyer with the full benefits of ownership of the Medallion Loans and the Related Assets. Neither the Seller nor the Buyer intends the transactions contemplated hereunder to be, or for any purpose to be characterized as, loans from the Buyer to the Seller secured by such assets. The sale of any Medallion Loans hereto shall be sold, and purchased, "servicer release."

          (c) In the event that, notwithstanding the intent of the parties, the Medallion Loans are held to be the property of the Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Medallion Loans, then this Agreement shall be deemed to be a security agreement, the conveyance provided for in Section 2.01(a) shall be deemed to be a grant by the Seller to the Buyer of a security interest in all of the Seller's right, title, and interest, whether now owned or hereafter acquired, in and to (i) all accounts, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts,


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certificates of deposit, goods, letters of credit, advices of credit and uncertificated securities consisting of, arising from or relating to any of (A) the Medallion Loans, (B) the Related Assets relating to such Medallion Loans, including the Obligor Notes, related security agreements, and all other Loan Documents, (C) all Collections, including all cash collections and other cash proceeds of Medallion Loans, with respect to, and other proceeds of, such Medallion Loans and (D) all monies from time to time on deposit in, and all securities, instruments and other investments purchased from time to time with monies on deposit in, any Lock-Box Account or the Collection Account (whether or not allocated to any sub-account thereof); and (ii) all cash and non-cash proceeds of any of the foregoing.

          (d) In view of the intention of the parties hereto that the Purchases of Medallion Loans made hereunder shall constitute sales of such Medallion Loans rather than a loan secured by such Medallion Loans, the Seller agrees to note on its financial statements that the Medallion Loans and the Related Assets have been sold to the Buyer.

          (e) In furtherance of each Purchase of Medallion Loan, the Seller shall execute and deliver to Buyer a fully executed Transfer Agreement in the form included herein as Exhibit A in which the Medallion Loans being transferred by Seller to Buyer by such Purchase shall be identified.

          SECTION 2.02.  Purchases from the Seller.

          (a) The initial Purchase shall be made on the Closing Date, provided that a notice requesting such Purchase (such notice to be in substantially the form of Exhibit C hereto) is received by the Buyer on or before the date of such initial Purchase. Each subsequent Purchase shall be made on a Thursday, or the next Business Day if such day is not a Business Day, including the Monthly Settlement Date, provided, that a notice requesting such Purchase (such notice to be in substantially the form of Exhibit C hereto) is received by the Buyer, with a copy sent to the Lender, at least three (3) Business Days before such subsequent purchase date. The Buyer shall promptly after the receipt of such notice notify the Seller whether the Buyer has determined to make such Purchase.

          (b) The purchase price (the "Purchase Price") for Medallion Loans (together with the Related Assets) shall be the Outstanding Balance of such Medallion Loans on the Transfer Date (after giving effect to the scheduled payments due (whether or not received) on such Medallion Loans on or before the Transfer Date) plus accrued interest to but not including the Transfer Date, except that the Seller may treat a portion of the Outstanding Balance of Medallion Loans as a contribution to the capital of the Buyer in accordance with
Section 2.02(d), in which case the Purchase Price with respect to the Medallion Loans sold to the Buyer on the applicable Monthly Settlement Date will be reduced as contemplated in Section 2.02(d). No offset of any kind by the Buyer with respect to any purchase shall be permitted against the Purchase Price.

          (c) The Buyer shall pay the Purchase Price for the Medallion Loans (together with the Related Assets) sold by the Seller under this Agreement after the Closing Date on the Transfer Date on which such Medallion Loans are purchased, such payment to be made in cash, subject to Section 2.02(d). On the date of each Purchase, the Buyer shall, upon satisfaction of the applicable conditions set forth in Article III, make available to the Seller the Purchase Price in same day funds.

          (d) Notwithstanding any provision herein to the contrary, if the Buyer is unable or unwilling to pay the Purchase Price of all Medallion Loans to be transferred to the Buyer on any Transfer Date, or if the Seller and the Buyer so elect, on any such Transfer Date the Seller may designate in writing pursuant to the Form of Purchase notice attached hereto as Exhibit C, all or a portion of the Medallion Loans (but not a portion of any individual Medallion Loan) proposed to be transferred to the Buyer on such Transfer Date as a capital contribution to the Buyer. In such event, the Purchase Price payable with respect to such Purchase shall be reduced by the aggregate amount of the Purchase Price that would be attributable to the contributed Medallion Loans if such Medallion Loans were sold, rather than contributed, to the Buyer hereunder; provided, however, that Medallion Loans contributed to the Buyer as capital shall otherwise constitute Medallion Loans for purposes of this Agreement. The Seller and the Buyer herby agree to note any such capital contribution on their respective financial statements.

          SECTION 2.03. No Obligations or Taxes. Seller represents and warrants that (i) there will be no obligations of the Seller under the Medallion Loans conveyed to Buyer hereunder after the Closing Date remaining to be performed (and the exercise by the Buyer of any of its rights thereunder or hereunder shall not relieve the Seller of such obligations if they do exist) and (ii) there will not be payable any taxes, including without limitation, sales, excise and personal property taxes, in connection with the Medallion Loans conveyed to Buyer hereunder after the Closing Date, except for income and similar taxes in connection with the Medallion Loans payable by the Seller for periods on and prior to the Closing Date and payable by the Buyer for periods after the Closing Date.

          SECTION 2.04.  Collections.

          (a) Any Collections of Medallion Loans received (or deemed to have been received) by the Seller after the applicable Transfer Date shall not be commingled with other funds and shall be remitted directly to the Buyer by depositing such Collections in the Collection Account within one Business Day of the Seller's receipt thereof.

          (b) If, after the Transfer Date with respect to a Medallion Loan, the Buyer receives any amounts in respect of a scheduled payment due on or before the Transfer Date of such Medallion Loan, the Buyer shall remit such amounts to the Seller within on Business Day of Buyer's receipt thereof.

                                  ARTICLE III.

                             CONDITIONS OF PURCHASES

          SECTION 3.01. Conditions Precedent to Initial Purchase. The initial Purchase hereunder is subject to the condition precedent that the Buyer shall have received on or before the date of such Purchase the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the
Buyer:

          (a) a copy of the resolutions of the Board of Directors of the Seller approving this Agreement and the other Operative Documents to be delivered by it hereunder and the transactions contemplated hereby, certified by its Secretary or Assistant Secretary;

          (b) a certificate of the Secretary or Assistant Secretary of the Seller certifying (i) the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other documents to be delivered by it hereunder (on which certificate the Buyer may conclusively rely until such time as the Buyer shall receive from the Seller a revised certificate meeting the requirements of this subsection (b)), (ii) a copy of the Certificate of Incorporation of the Seller and (iii) a copy of the Seller's by-laws;

          (c) duly executed Financing Statements (Form UCC-1), in proper form for filing, naming Medallion Financial as the debtor/seller/assignor of the Financial Medallion Loans and Related Assets and the Seller as secured party/purchaser/assignor and the Buyer as assignee or other documents, as may be necessary or, in the opinion of the Buyer, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect Medallion Funding's, and therefore, the Buyer's, interests in the Financial Medallion Loans;

          (d) duly executed Financing Statements (Form UCC-1), in proper form for filing, naming the Seller as the debtor/seller of the Medallion Loans and Related Assets and the Buyer as secured party/purchaser/assignor and the Custodian as assignee thereof, or other documents, as may be necessary or, in the opinion of the Buyer, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Buyer's, interests in the Medallion Loans and Related Assets;

          (e) receipt-stamped copies of proper Financing Statements (Form UCC-3), if any, necessary to release all security interests and other rights of any Person in the Medallion Loans and Related Assets previously granted by the Seller or Medallion Financial;

          (f) certified copies of requests for information or copies (Form UCC-11) (or a similar search report certified by a party acceptable to the Buyer), dated a date reasonably near to the date of the initial Purchase, listing all effective financing statements which name the Medallion Financial or the Seller (under its present name and any previous name) as debtor and which are filed in the jurisdictions in which filings were made pursuant to subsection
(d) above, together with copies of such financing statements (none of which shall cover any Medallion Loans, related Loan Documents and/or Related Assets, except (x) those filed pursuant to this Agreement, the Loan Sale and Exchange Agreement or the Loan and Security Agreement, (y) those as to which Forms UCC-3 have been filed as provided in clause (e) above, and (z) as otherwise agreed by the Buyer);

          (g) an opinion of Willkie Farr & Gallagher, counsel to the Seller, Buyer and Medallion Financial, regarding the characterization of the Financial Medallion Loans sold by Medallion Financial to Medallion Funding pursuant to the Loan Sale and Exchange Agreement and the Medallion Loans sold by Medallion Funding to the Trust pursuant to the Medallion Loan Sale and Contribution Agreement as true sales or contributions of, and not loans secured by, the Financial Medallion Loans and the Medallion Loans, as applicable, and as to the substantive nonconsolidation of the Seller and Medallion Financial with the Buyer in a bankruptcy of the Seller and/or the Buyer; and

          (h) an opinion of Willkie Farr & Gallagher, counsel to the Seller, as to perfection, priority, certain corporate matters and such other matters as the Buyer may reasonably request.

          SECTION 3.02. Conditions Precedent to All Purchases. Each Purchase (including the initial Purchase) from the Seller by the Buyer shall be subject to the further conditions precedent that:

          (a) on the date of such Purchase the following statements shall be true and the Seller by accepting the amount of such Purchase shall be deemed to have certified that:

               (i) The representations and warranties contained in Section 4.01 are correct on and as of such day as though made on and as of such date;

               (ii) No event has occurred and is continuing, or would result from such Purchase, which constitutes a Termination Event or would constitute a Termination Event but for the requirement that notice be given or time elapse or both; and

               (iii) the Custodian shall have received (i) each Obligor Note with respect to each Medallion Loan purchased by the Buyer, together with each other "instrument" (as defined in the UCC of the jurisdiction the law of which governs the perfection of the interest in such Medallion Loan created hereunder) evidencing such Medallion Loan, duly endorsed in blank, (ii) executed originals of each of the other Loan Documents related to the Medallion Loans included in such Purchase and (iii) all Records related to such Medallion Loans.

                                  ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

          SECTION 4.01. Representations and Warranties of the Seller. The Seller represents and warrants as follows as of the Closing Date and the date of each
Purchase:

          (a) As of the date on which a Medallion Loan is sold hereunder, such Medallion Loan is an Eligible Medallion Loan

          (b) Existence; Qualification. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has full power and authority to own its properties and conduct its business as presently owned or conducted, to execute, deliver and perform its obligations under this Agreement and the other Operative Documents. The Seller is duly qualified to do business and is in good standing as a foreign corporation, and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals could have a material adverse effect on the Seller's ability to perform its obligations under the Operative Documents.

          (c) Authority and Authorization; Enforceability; Approvals; Absence of Adverse Notice. The Seller has the power, authority and legal right to make, deliver and perform this Agreement and each of the Operative Documents to which it is a party and all of the transactions contemplated hereby and thereby, and has taken all necessary action to authorize the execution, delivery and performance of each of the Operative Documents to which it is a party,. This Agreement and each of the Operative Documents to which the Seller is a party constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with their respective terms except as the enforceability hereof and thereof may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws of general application affecting creditors' rights generally and by general principles of equity (whether such enforceability is considered in a proceeding in equity or at law). No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency (including, without limitation, any Taxi Commission) is required in connection with the execution, delivery or performance by the Seller any Operative Document to which it is a party, or the validity or enforceability of any Operative Document or the Medallion Loans, other than such as have been met or obtained. The Seller has not received any notice, nor does the Seller have any knowledge or reason to believe, that any Taxi Commission or other Governmental Authority intends to seek the cancellation, termination or modification of any of its licenses or permits, or that valid grounds for such cancellation, termination or modification exist.

          (d) No Breach. The execution, delivery and performance of this Agreement and all other agreements and instruments executed and delivered or to be executed and delivered pursuant hereto will not (i) create any Adverse Claim on the Medallion Loans and Related Assets other than as contemplated in the Loan Agreement or (ii) violate any provision of any existing law or regulation or any order or decree of any court, regulatory body or administrative agency or the certificate of formation or by-laws of the Seller or any mortgage, indenture, contract or other agreement to which the Seller is a party or by which the Seller or any property or assets of the Seller may be bound.

          (e) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is presently pending or, to the knowledge of the Seller, threatened against the Seller or any properties of the Seller or with respect to this Agreement which, if adversely determined, could have a material effect on the business, assets or financial condition of the Seller or which would draw into question the validity of this Agreement, any Operative Document to which the Seller is a party, or any of the other applicable documents forming part of the Medallion Loans and Related Assets.

          (f) No Adverse Selection. In selecting the Medallion Loans to be sold pursuant to this Agreement, no selection procedures were employed which are intended to be, of had the effect of being, adverse to the interests of the Buyer.

          (g) Bulk Transfer. The sale of the Medallion Loans by the Seller to the Buyer pursuant to this Agreement is in the ordinary course of business for the Seller and is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

          (h) Adverse Orders. No injunction, writ, restraining order or other order of any nature adversely affects the Seller's performance of its obligations under this Agreement or any Operative Document to which the Seller is a party.

          (i) Chief Executive Office; Jurisdiction of Organization. On the Effective Date, the Seller's chief executive office is (and the location of the Seller's records regarding the Medallion Loans), and during the four months immediately preceding July 1, 2001 such office has been, located at 437 Madison Avenue, New York, New York 10022. On the Effective Date, the Seller's jurisdiction of organization is the State of New York.

          (j) Legal Name. The Seller's legal name is as set forth in this Agreement; the Seller has not changed its name since its formation; the Seller does not have trade names, fictitious names, assumed names or "doing business as" names.

          (k) Valid Interest. No transfer of any Medallion Loan or any other Related Asset by the Seller to the Buyer constitutes a fraudulent transfer or fraudulent conveyance under the United States Bankruptcy Code or applicable state bankruptcy or insolvency laws or is otherwise void or voidable or subject to subordination under similar laws or principles or for any other reason. The transfer of Medallion Loans and other Related Assets by Medallion Financial to the Seller under the Loan Sale and Exchange Agreement constitutes a true and valid assignment and transfer for consideration of such Medallion Loans and other Related Assets under applicable state law (and not merely a pledge of such Medallion Loans and other Related Assets for security purposes), enforceable against the creditors of Medallion Financial, and any Medallion Loans and other Related Assets so purchased will not constitute property of Medallion Financial.

          (l) Solvency. The Seller is solvent and will not become insolvent after giving effect to the transactions contemplated hereby; the Seller is paying its debts as they become due; and the Seller, after giving effect to the transactions contemplated hereby, will have adequate capital to conduct its business.

          (m) Consideration. Taking into account the capital contribution herein, the Seller has received fair consideration and reasonably equivalent value in exchange for the sale of the Medallion Loans by Seller, hereunder.

          (n) Adverse Agreements. There are no agreements in effect adversely affecting the rights of the Buyer to make, or cause to be made, the grant of the security interest in the Medallion Loans and Related Assets contemplated by the Loan Agreement.

          (o) No Default. No Default or Event of Default has occurred and is continuing.

          (p) Lock-Box Accounts. Seller has not established, and there do not currently exist for the benefit of Seller or any of Seller's creditors any lock-box accounts for the receipt of payments from Obligors in respect of Medallion Loans. All Obligors of the Medallion Loans transferred by Seller to Buyer hereunder have been, or upon transfer hereunder will be, instructed by invoice to make payments only to the Buyer or its Order and such instructions are or will be in full force and effect at the time of transfer hereunder.

          (q) Separate Corporate Existence. The Seller is entering into the transactions contemplated by this Agreement in reliance on the Buyer's identity as a separate legal entity from the Seller and each of its Affiliates other than the Buyer, and acknowledges that the Buyer and the other parties to the Operative Documents are similarly entering into the transactions contemplated by the other Operative Documents in reliance on the Buyer's identity as a separate legal entity from the Seller and each such other Affiliate.

          (r) Underwriting and Servicing. Each of the Medallion Loans was underwritten in accordance with the Underwriting Guidelines and is being serviced in conformance with the applicable Seller's standard underwriting, credit, collection, operating and reporting procedures and systems and otherwise in accordance with Accepted Servicing Practices and the Credit and Collection Policy.

          (s) The Seller has not assigned, pledged, or otherwise conveyed or encumbered any Medallion Loan or other Related Assets to any other Person, and immediately prior to the sale of such Medallion Loan or any other Related Assets to the Buyer, the Seller was the sole owner of such Medallion Loan and such other Related Assets and had good and marketable title thereto, free and clear of all Liens other than those created hereunder and those in favor of the applicable Buyer, except for Permitted Participation Interests and Liens to be released simultaneously with sale hereunder.

          (t) Operative Documents; Seller Title. The Seller has delivered to the Buyer true and correct copies of all material agreements between each Obligor, on the one hand, and the applicable Originator, and any assignee thereof, on the other. Neither the Seller nor any Affiliate (excluding for this purpose the Buyer and Medallion Financial) party thereto is in default of any of its obligations under any Operative Document in any material respect. At the time of transfer of each Medallion Loan by the Seller to the Buyer, the Seller shall be the lawful owner of, and have good title to, such Medallion Loan and the Related Assets, free and clear of any Liens (except for Permitted Participation Interests and Liens created hereunder and under the Loan Sale and Exchange Agreement or otherwise contemplated by the Operative Documents). All such Medallion Loans and Related Assets are transferred to the Buyer without recourse to the Seller except as described herein which, in any event, shall not include any recourse to the Seller on account of a credit default under a Medallion Loan. The Obligor is not in default of any of its obligations under any Medallion Document in any material respects.

          (u) Taxes. The Seller has filed or caused to be filed all federal, state and local tax returns which are required to be filed by it, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, other than any taxes or assessments, the validity of which are being contested in good faith by appropriate proceedings and with respect to which the Seller has set aside adequate reserves on its books in accordance with generally accepted accounting principles and which have not given rise to any Liens.

          (v) Loan Documents. The Seller has heretofore caused all original copies of all Obligor Notes related to the Medallion Loans conveyed in the initial Purchase to be delivered to the Custodian, as assignee of the Buyer.

                                   ARTICLE V.

                         GENERAL COVENANTS OF THE SELLER

          SECTION 5.01. Affirmative Covenants of the Seller. From the date hereof until the later of the Termination Date or the Collection Date, the Seller will, unless the Buyer shall otherwise consent in writing:

          (a) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders with respect to its business and properties or the Medallion Loans.

          (b) Preservation of Corporate Existence. Observe all corporate procedures required by its charter and By-Laws and preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals could have a material adverse effect on (i) the interests of the Buyer hereunder or in the Medallion Loans, (ii) the collectibility of any Medallion Loan or (iii) the ability of the Seller to perform its obligations hereunder or under any other Operative Document.

          (c) Inspection of Books and Records. Grant the Buyer and independent accountants appointed by, or other agents of, either of the foregoing, the right, no more frequently than two times during any period of twelve consecutive months or at any time if a Termination Event, or an event that with the giving of notice, the lapse of time or both would constitute a Termination Event, has occurred and is continuing, upon reasonable prior written notice to the Seller, to visit the Seller, to discuss the affairs, finances and accounts of the Seller with, and to be advised as to the same by, its officers, and to examine the books of account and records of the Seller, and to make or be provided with copies and extracts therefrom, and, upon reasonable notice, to discuss the affairs, finances and accounts of the Seller with, and to be advised as to the same by, the independent accountants of the Seller (and by this provision Seller authorizes such accountants to discuss such affairs, finances and accounts, whether or not a representative of the Seller is present, it being understood that nothing contained in this Section 5.01(c) is intended to confer any right to exclude any such representative from such discussions), all at such reasonable times and intervals and to such reasonable extent during regular business hours as the Buyer (or designated representative thereof) or such accountants or agents appointed by any of the foregoing, as applicable, may desire.

          (d) Keeping of Records and Books of Account. Keep proper books of record and account, which shall be maintained or caused to be maintained by the Seller (by itself or through its agents) and shall be separate and apart from those of any Affiliate of the Seller, in which full and correct entries shall be made of all financial transactions and the assets and business of the Seller in accordance with generally accepted accounting principles consistently applied.

          (e) Location of Records. Keep its principal place of business and chief executive office, and the office where it keeps the books, records and documents regarding the Medallion Loans and Related Assets, at the address of the Seller referred to in Section 9.01 and listed upon Exhibit B or, upon 30 days prior written notice to the Buyer, at any other location within the United States with respect to which all applicable action required by Section 6.04 shall have been taken and completed.

          (f) Credit and Collection Policies. Comply in all material respects with the Credit and Collection Policy in regard to each Medallion Loan and the Related Assets.

          (g) Collections. Instruct all Obligors to cause all Collections to be forwarded to the Buyer or to its order and if the Seller shall receive any Collections, the Seller shall hold such Collections in trust and remit such Collections to the Buyer or to its order as soon as practicable, but in no event later than one Business Day after receipt thereof.

          (h) Segregation of Collections. Take all necessary actions to prevent the deposit of any funds other than Collections in respect of Medallion Loans into the account in which Seller holds any Collections it may receive.

          (i) Loan Sale and Exchange Agreement. At its expense timely perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Loan Sale and Exchange Agreement, maintain the Loan Sale and Exchange Agreement in full force and effect, enforce the Loan Sale and Exchange Agreement in accordance with its terms, and make to any party to the Loan Sale and Exchange Agreement such reasonable demands and requests for information and reports or for action as the Seller is entitled to make thereunder.

          (j) Computer Services. Take such action as may be necessary and commercially reasonable (including, without limitation, obtaining any necessary consents from licensors or other Persons) to provide the Servicer and the Custodian with such licenses, sublicenses and/or assignments of contracts as the Servicer or the Custodian shall from time to time require with regard to all services and computer hardware or software that relate to the servicing of the Medallion Loans or the other Related Assets.

          (k) Separate Corporate Existence. Take all actions required and within its corporate power and consistent with all applicable rules and laws regarding governance to maintain the Buyer's status as a separate legal entity, including, without limitation, (i) not holding the Buyer out to third parties as other than an entity with assets and liabilities distinct from the Seller; (ii) not holding itself out to be responsible for the debts of the Buyer or, other than by reason of owning capital stock of the Buyer, if any, for any decisions or actions relating to the business and affairs of the Buyer; (iii) causing any financial statements consolidated with those of the Buyer to state that the Buyer is a separate corporate entity with its own separate creditors who, in any liquidation of the Buyer, will be entitled to be satisfied out of the Buyer's assets prior to any value in the Buyer becoming available to the Buyer's equity holders; (iv) taking such other actions as are necessary on its part to ensure that all corporate procedures required by its charter and the Buyer's governing documents are duly and validly taken; (v) keeping, with respect to the Seller, correct and complete records and books of account and corporate minutes; and
(vi) not acting in any other matter that could foreseeably mislead others with respect to the Buyer's separate identity.

          (l) The Seller is in compliance with ERISA and has not incurred and does not expect to incur any liabilities (except for premium payments arising in the ordinary course of business) to the Pension Benefit Guaranty Corporation (or any successor thereto) under ERISA.

          (m) There is not now, nor will there be at any time in the future, any agreement or understanding between Medallion Funding and the Buyer (other than as expressly set forth in the Loan Documents) providing for the allocation or sharing of obligations to make payments or otherwise in respect of any taxes, fees, assessments or other governmental charges.

          SECTION 5.02. Reporting Requirements of the Seller. From the date hereof until the later of the Termination Date or the Collection Date, the Seller will, unless the Buyer shall otherwise consent in writing, furnish to the
Buyer:

          (a) Notice of Termination Events. Immediately upon the Seller's becoming aware (i) of the occurrence of a Termination Event or an event which, with the giving of notice or lapse of time or both, would constitute a Termination Event, the statement of the chief financial officer or chief accounting officer of the Seller setting forth details of such event and the action which the Seller proposes to take with respect thereto, and (B) as soon as possible and in any event within five Business Days after the occurrence thereof, notice of any other event, development or information which is reasonably likely to materially adversely affect the condition (financial or otherwise), business, operations, property or prospects of the Seller or the ability of the Seller to perform its obligations under this Agreement or any other Operative Document.

          (b) Loan Sale and Exchange Agreement. Promptly and in any event within one Business Day after the Seller's receipt thereof, copies of all notices, requests, and other documents (excluding regular monthly reports) delivered or received by the Seller under or in connection with the Loan Sale and Exchange Agreement.

          (c) Other Information. Promptly, from time to time, such other information, documents, records or reports respecting the Medallion Loans or the conditions or operations, financial or otherwise, of the Seller (including, without limitation, reports and notices relating to the Seller's actions under and compliance with ERISA) as the Buyer may from time to time request in order to perform its obligations hereunder or under any other Operative Document or to protect the interests of the Buyer under or as contemplated by this Agreement and the other Operative Documents.

          SECTION 5.03. Negative Covenants of the Seller. From the date hereof until the later of the Termination Date or the Collection Date, the Seller will not without the written consent of the Buyer:

          (a) No Liens. Other than Permitted Participation Interests or pursuant to a conveyance hereunder or as otherwise contemplated herein or any other Operative Document, sell, pledge, assign or transfer to any Person, or grant, create, incur, assume or suffer to exist any Lien on, any Medallion Loan or Related Asset, whether now existing or hereafter created, or any interest therein, and the Seller shall defend the right, title and interest of the Buyer in and to the

Medallion Loans and Related Assets, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller.

          (b) Extension or Amendment of Medallion Loans. Attempt to extend, amend or otherwise modify (or consent or fail to object to any such extension, amendment or modification by any Originator or the Servicer) the terms of any Medallion Loan, or amend, modify or waive (or consent or fail to object to any such amendment, modification or waiver by any Originator or the Servicer) any payment term or condition of any invoice related thereto if the effect of such amendment, modification or waiver could reasonably be expected to impair the collectibility or delay the payment of any then existing Medallion Loan. The Seller will not attempt to rescind or cancel, or permit the rescission or cancellation of, any Medallion Loan except as ordered by a court of competent jurisdiction or other Governmental Authority.

          (c) Instructions to Obligors. The Seller will not instruct any Obligor to remit Collections to any Person, address or account other than the Servicer or the Collection Account.

          (d) Change in Corporate Name. (i) Make any change to its corporate name or principal place of business or use any tradenames, fictitious names, assumed names or "doing business as" names unless, at least 30 days prior to the effective date of any such name change, change in principal place of business, or use, the Seller delivers to the Buyer and the Custodian such financing statements (Forms UCC-1 and UCC-3) executed by the Seller which the Buyer or the Custodian may reasonably request to reflect such name change or use, together with such other documents and instruments that the Buyer or the Custodian may reasonably request in connection therewith or (ii) change its jurisdiction of incorporation unless the Buyer and the Custodian shall have received from the Seller (A) written notice of such change at least 30 days prior to the effective date thereof, and (B) prior to the effective date thereof if the Buyer shall so request, an Opinion of Counsel, in form and substance reasonably satisfactory to the Buyer, as to such incorporation and the Seller's valid existence and good standing and as to the matters referred to in the first sentence of Section 4.01(g).

          (e) Accounting of Purchases. Prepare any financial statements or other statements which shall account for the transactions contemplated hereby in any manner other than the sale and/or contribution, as set forth in Section 2.02 of this Agreement, of the Medallion Loans by the Seller to the Buyer.

          (f) Deposits to Lock-Box Accounts. Deposit or otherwise credit, or cause to be so deposited or credited, or consent or fail to object to any such deposit or credit, to any account in which it holds Collections cash proceeds other than Collections of Medallion Loans.

          (g) Loan Sale and Exchange Agreement. (i) Cancel or terminate the Loan Sale and Exchange Agreement or consent to or accept any cancellation or termination thereof, (ii) amend or otherwise modify any term or condition of the Loan Sale and Exchange Agreement or give any consent, waiver or approval thereunder, (iii) waive any default under or breach of the Loan Sale and Exchange Agreement or (iv) take any other action under the Loan Sale and Exchange Agreement not required by the terms thereof to the extent that it would impair the value of any Medallion Loan or Related Asset or the rights or interests of the Seller thereunder.

          (h) Change in State of Organization. The Seller will not change its jurisdiction of organization from New York unless it shall have provided the Buyer 30 days' prior written notice of such change.

                                  ARTICLE VI.

                          ADMINISTRATION AND COLLECTION

          SECTION 6.01. Designation of Servicer. Consistent with the Buyer's ownership of the Medallion Loans and the other Related Assets, the Seller agrees that the Buyer shall have the sole right to service, administer and collect the Medallion Loans, to assign such right and to delegate such right to any other Person to the extent permitted under the Loan and Security Agreement. The Seller hereby acknowledges that the Buyer has appointed the Seller to be the Servicer with respect to the Medallion Loans and the Seller, in its capacity as Servicer, has accepted such appointment. The Seller shall deliver all Records to the Custodian, with copies to the Servicer, as agent for the Buyer, and the Custodian shall hold all such Records in trust for the Buyer in accordance with its interests.

          SECTION 6.02. Rights of the Buyer. (a) At any time:

          (i) the Buyer may notify the Obligors of Medallion Loans, or any of them, of the Buyer's ownership interest in Medallion Loans and direct such Obligors, or any of them, that payment of all amounts payable under any Medallion Loans be made directly to the Servicer, the Collection Account or otherwise as the Buyer shall elect;

          (ii) the Seller shall, at the Servicer's, the Buyer's or the Custodian's request and at the Seller's expense, give notice of the Buyer's interest in Medallion Loans to each Obligor and direct that payments be made directly to the Servicer, the Collection Account or otherwise as the Buyer shall elect; and

          (iii) the Seller shall, at the Servicer's, the Buyer's or the Custodian's request, assemble all Records which the Buyer reasonably believes are necessary or appropriate for the administration and enforcement of the Medallion Loans, and shall make the same available to the Buyer at a place selected by the Buyer or its designee.

          (b) The Seller hereby authorizes the Buyer and the Servicer at any time to take any and all steps in the Seller's name and on behalf of the Seller necessary or desirable, in the determination of the Buyer and/or the Servicer, to collect all amounts due under any and all Medallion Loans, including, without limitation, endorsing the Seller's name on checks and other instruments representing Collections and enforcing such Medallion Loans.

          SECTION 6.03. Responsibilities of the Seller. Anything herein to the contrary notwithstanding, the Seller represents that none of its obligations under the Loan Documents related to the Medallion Loans remains unperformed and in any event the exercise by the Buyer of its rights hereunder shall not relieve the Seller from such obligations if they do exist.

          SECTION 6.04. Maintenance of Perfection. (a) The Seller agrees to take all actions, including conducting lien searches and filing UCC continuation statements, necessary or desirable to ensure that the Liens arising pursuant to the Loan Documents and securing repayment of any Obligor's indebtedness evidenced by an Obligor Note, at the time of conveyance of the related Medallion Loan to the Buyer hereunder, will be perfected (with the first level of priority) security interests (except as otherwise approved by Buyer) in all applicable jurisdictions. To the extent that any Obligor Note with respect to a Medallion Loan or any other "instrument" (as defined in the UCC of the jurisdiction the law of which governs the perfection of the interest in such Medallion Loan created hereunder) evidencing such Medallion Loan comes into the possession of the Seller, the Seller agrees that it will promptly deliver such item to the Custodian, duly endorsed in favor of Buyer or in blank at Buyer's direction on or before the Purchase of the applicable Medallion Loan hereunder.

          (b) The Seller agrees from time to time, at the Seller's expense, promptly to execute and deliver, or cause to be executed and delivered, all further instruments and documents, and take all further action (including the making, or causing to be made, of notations on the records of the Seller or the Servicer) necessary or desirable or that the Buyer, the Servicer, the Lender or the Custodian may reasonably request in order to perfect, maintain perfected, protect or more fully evidence the Purchase of Medallion Loans by the Buyer hereunder, or to enable the Buyer, the Custodian or the Lender to exercise or enforce any of their respective rights hereunder or under any other Operative Document.

          (c) To the fullest extent permitted by applicable law, the Seller hereby grants to the Servicer, the Custodian and the Buyer, an irrevocable power of attorney, with full power of substitution, coupled with an interest, to sign and file in the name of the Seller, or in its own name, such financing statements and continuation statements and amendments thereto or assignments thereof as the Buyer deems necessary to protect or perfect the Buyer's rights in the Medallion Loans.

          (d) Without limiting the generality of the foregoing, the Seller will upon the request of the Servicer, the Custodian or the Buyer: (i) execute and file, or cause the applicable Originator to execute and file, such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate or as the Servicer, the Custodian or the Buyer may request and (ii) mark, or seek to cause the applicable Originator to mark, its master data processing records evidencing such Medallion Loans and related Loan Documents, as the Servicer, the Custodian or the Buyer may request. The Seller, for itself and on behalf of the Originators, hereby authorizes the Servicer, the Custodian or the Buyer to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Medallion Loans and the Related Assets now existing or hereafter arising without the signature of the Seller or any Originator, as applicable, where permitted by law. A carbon, photographic or other reproduction of this Agreement or the Loan Sale and Exchange Agreement, as applicable, or of any financing statement covering the Medallion Loans or any part thereof, shall be sufficient as a financing statement.

          (e) If the Seller fails to perform any of its agreements or obligations under this Agreement, the Buyer, the Custodian or the Servicer may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Buyer, the Custodian or the Servicer incurred in connection therewith shall be payable by the Seller upon the Buyer's, the Custodian's or the Servicer's demand therefor.

          (f) At the expense of the Seller, the Buyer shall take, in respect of any Ineligible Medallion Loan reacquired by the Seller pursuant to Section 8.02 hereof, all such actions reasonably requested by the Seller that are otherwise to be performed by the Seller pursuant to Section 6.04(a) through (d).

                                  ARTICLE VII.

                               TERMINATION EVENTS

          SECTION 7.01. Termination Events. If any of the following events (each, a "Termination Event") shall occur:

          (a) The Seller shall fail to make any payment, transfer or deposit to be made by it hereunder when due; or

          (b) Any representation or warranty made or deemed to be made by the Seller (or any of its officers) under or in connection with this Agreement or other information or certificate delivered pursuant to this Agreement or any other Operative Document shall prove to have been false or incorrect in any material respect when made or deemed to have been made, unless the affected Medallion Loans are repurchased by the Seller or the Servicer pursuant to
Section 8.02 of this Agreement; or

          (c) The Seller shall fail to perform or duly observe any other term, covenant or agreement contained in this Agreement or any other Operative Document to which it is a party, which failure continues unremedied for 15 Business Days after the earlier of (i) the date on which the Seller knew or should have known of such failure and (ii) the date on which written notice of such failure shall have been given to the Seller; or

          (d) Any Purchase by the Buyer of Medallion Loans shall for any reason cease to create a valid sale, transfer and assignment of all of the Seller's right, title and interest in and to such Medallion Loan and Related Assets, or cease to create a valid and perfected first priority "security interest" (as defined in the UCC of the jurisdiction the law of which governs the perfection of the interest in Medallion Loans purchased hereunder) in each Medallion Loan and the Related Assets with respect thereto; provided, however, if any such failure relates to a Loan which is retransferred to the Seller pursuant to
Section 8.02 hereof, then such failure shall not give rise to an Event of Termination under this subsection (e); or

          (e) There shall have occurred any event which materially adversely affects the collectibility of the Medallion Loans or there shall have occurred any other event which materially adversely affects the ability of the Buyer to collect Medallion Loans or the ability of the Seller to perform its obligations hereunder;

then, and in any such event, the Buyer may immediately, by notice to the Seller declare the Termination Date to have occurred. Upon any such declaration, the Buyer shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of all applicable jurisdictions and other applicable laws, which rights shall be cumulative.

                                  ARTICLE VIII.

                                 INDEMNIFICATION

          SECTION 8.01. Indemnities by the Seller. Without limiting any other rights which the Buyer or the Lender may have hereunder or under applicable law, the Seller hereby agrees to indemnify the Buyer and, from and after the time of any advances by the Lender to the Buyer and a pledge or assignment hereof by the Buyer to the Lender under the Loan and Security Agreement, the Lender (each, an "Indemnified Party") from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by an Indemnified Party arising out of or as a result of the following, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence, bad faith, willful misconduct (including breach of covenant or representation) or the reckless disregard of its own duties on the part of the Buyer or the Lender, as the case may be, or (ii) recourse for uncollectible Medallion Loans:

          (i) reliance on any representation or warranty made or deemed made by the Seller or any of its Affiliates (or any of their respective officers) under or in connection with this Agreement or any other Operative Document or any other information or report delivered by the Seller pursuant this Agreement or any other Operative Document (including, without limitation, any representation with respect to a Loan's classification by the Seller as an Eligible Medallion
Loan), which shall have been false or incorrect in any material respect when made or deemed made or delivered;

          (ii) the failure by the Seller to comply with any term, provision or covenant contained in this Agreement, or with any applicable law, rule or regulation (including tax laws, rules or regulations) with respect to any Medallion Loan or the related Loan Documents or the Loan Sale and Exchange Agreement, with which compliance is required of the Seller; or the nonconformity of any Medallion Loan or the related Loan Documents or the Loan Sale and Exchange Agreement with any such applicable law, rule or regulation;

          (iii) the failure to vest and maintain vested in the Buyer or to transfer to the Buyer, legal and equitable title to and ownership of, or security interest in, the Medallion Loans together with all Related Assets, free and clear of any Lien (except for Permitted Participation Interests and as permitted hereunder) whether existing at the time of the Purchase of such Medallion Loan or at any time thereafter;

          (iv) the failure to file, or any delay in filing, financing statements, continuation statements or other similar instruments or documents under the UCC of all applicable jurisdictions or other applicable laws or the failure to make other filings with respect to any Medallion Loans, whether at the time of any Purchase or at any subsequent time, but in all events as may be required of the Seller hereunder;

          (v) the failure of the Seller or any of its agents and representatives to remit to the Servicer or the Collection Account Collections of Medallion Loans remitted to the Seller or such agent or representative;

          (vi) the failure by the Seller to be duly qualified to do business, to be in good standing or to have filed appropriate fictitious or assumed name registration documents in any jurisdiction, where such qualification may be required by applicable law; and

          (vii) the commingling by Seller of Collections of Medallion Loans at any time with other funds.

An Indemnified Party shall promptly notify the Seller of any claim as to which it seeks indemnification. If any suit, action, claim or proceeding which might result in indemnification under this Section 8.01 is brought against an Indemnified Party, the Indemnified Party shall, if a claim in respect thereof is to be made against the Seller hereunder, notify the Seller in writing of the commencement thereof. The Seller may participate in and assume the defense of any such suit, action, claim, proceeding or investigation at its expense, and no settlement thereof shall be made without the approval of the Seller and the Indemnified Party. The approval of the Seller and the Indemnified Party will not be unreasonably withheld or delayed; provided, however, that (i) the Seller shall agree that any judgment, settlement or other amounts payable as a result of such suit, action, claim, or proceeding shall be subject to indemnification by the Seller pursuant to this Section 8.01; (ii) the Seller must keep the Indemnified Party apprised of the progress of any such suit, action, claim or proceeding; and (iii) if the Indemnified Party reasonably believes that its failure to participate will adversely affect its interests or that there is a conflict of interest which makes it inadvisable for the Seller's attorney to represent such party, it shall notify the Seller of such conclusion in writing and may, at its election, participate in such suit, action, claim or proceeding (the legal fees incurred by the Indemnified Party as a result of such participation to be reimbursed by the Seller). Any amounts subject to the indemnification provisions of this Section 8.01 shall be paid by the Seller to the Indemnified Party within two Business Days following the Indemnified Party's demand.

          The agreement contained in this Section 8.01 shall survive the collection of all Medallion Loans, the termination of this Agreement and the payment of all amounts otherwise payable thereunder and hereunder.

          SECTION 8.02. Substitution and Retransfer of Medallion Loans. The following rights are in addition to and not in limitation of any other rights or remedies that the Buyer may have hereunder.

          (a) If, with respect to any Medallion Loan, (i) such Loan did not constitute an Eligible Medallion Loan on the date of transfer to the Buyer hereunder or (ii) the Seller shall have breached any of the representations and warranties contained in Section 4.01(a) (a Medallion Loan described in either of clauses (i) or (ii) above being referred to as an "Ineligible Medallion Loan"), then the Seller shall on the next succeeding Monthly Settlement Date, upon the Buyer's demand, at the Seller's option either substitute for such Ineligible Medallion Loan a new Medallion Loan in the manner specified in subsection (b) of this Section 8.02 or accept a retransfer of such Ineligible Medallion Loan for the retransfer price specified in subsection (c) of this Section 8.02; provided, however, that following the Termination Date, the Seller shall not have the option to substitute for Ineligible Medallion Loans, but must accept retransfers of such Ineligible Medallion Loans.

          (b) If the Seller substitutes a new Medallion Loan for an Ineligible Medallion Loan pursuant to this Section 8.02, such new Medallion Loan shall (i) on the date of substitution, be an Eligible Medallion Loan, and shall be certified as such by the Seller and (ii) have an Outstanding Balance at least equal to the Outstanding Balance of the Medallion Loan for which it is being substituted. On the date of such substitution, such new Eligible Medallion Loan shall become a Medallion Loan that has been purchased by the Buyer and the Ineligible Medallion Loan so replaced shall cease to be a Medallion Loan purchased by the Buyer. In the event the fair market value of the new Medallion Loan is greater than the fair market value of the related Ineligible Medallion Loan, the excess of such value will be treated as a capital contribution of Seller to Buyer.

          (c) In the case of a retransfer by the Buyer to the Seller of a Medallion Loan pursuant to this Section 8.02, the Seller shall, on the Monthly Settlement Date coinciding with such retransfer pay to the Buyer an amount equal to the Outstanding Balance of such Medallion Loan as of such Monthly Settlement Date plus accrued but unpaid interest thereon. The proceeds of any such retransfer or purchase shall be deemed to be Collections of such Loan received by the Seller. Any such retransfer shall be made without recourse or warranty, express or implied.

                                  ARTICLE IX.

                                  MISCELLANEOUS

          SECTION 9.01. Amendments and Waivers. Notwithstanding anything to the contrary in the Agreement, no term or condition of this Agreement shall be amended, modified, waived or terminated without the prior written consent of the Buyer, the Seller and the Lender.

          SECTION 9.02. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and mailed, transmitted or delivered, as to each party hereto, at its address set forth under its name below or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of delivery by mail, three Business Days after being deposited in the mails, postage prepaid, or in the case of notice by facsimile copy, when verbal confirmation of receipt is obtained, in each case addressed as aforesaid.

          The Buyer:
          ----------

          Taxi Medallion Loan Trust I
          11-49 44th Drive
          Long Island City, New York 11101
          Attention: President / Chief Operating Officer

          Telecopier No.: (212)328-3654
          Telephone No.: (212) 328-3654

          The Seller:
          ----------

          Medallion Funding Corp.
          437 Madison Avenue
          New York, New York  10022
          Attention: President / Chief Operating Officer
          Telecopier No.:  212-328-2121
          Telephone No.:  212-328-2101

          The Servicer:
          ------------

          Medallion Funding Corp.
          437 Madison Avenue
          New York, New York  10022
          Attention: President / Chief Operating Officer
          Telecopier No.:  212-328-2121
          Telephone No.:  212-328-2101

          The Lender:
          ----------

          Merrill Lynch Bank USA
          15 W. South Temple
          Suite 300
          Salt Lake City, Utah 84101
          Attention: Louise Alder
          Telecopier No.: 801-531-7470
          Telephone No.: 801-526-8324

          With a copy to:

          Merrill Lynch Global Asset Based Finance
          4 World Financial Center
          New York, New York  10080
          Attention:  Joshua Green
          Telecopier No.: 212-449-6673
          Telephone No.: 212-449-7330

          SECTION 9.03. No Waiver; Remedies. No failure on the part of the Buyer to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 9.04. Binding Effect; Assignability; Survival.

          (a) This Agreement shall be binding upon the Seller, the Buyer and their respective successors and permitted assigns and shall inure to the benefit of the Seller, the Buyer, and their respective successors and permitted assigns. Except as provided in Section 9.04(b), neither the Seller nor the Buyer may assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the other party hereto and of the Lender. The Seller further agrees to send to the Custodian copies of all notices and reports required to be delivered to the Buyer hereunder. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Collection Date; provided, however, that the indemnification and payment provisions of Article VIII and Section 9.06 shall be continuing and shall survive any termination or assignment of this Agreement.

          (b) The Seller acknowledges that the Buyer will assign to the Lender (pursuant to the Loan and Security Agreement) all of its rights, remedies, powers and privileges hereunder (including, without limitation, Section 8.01 hereof) and under the Loan Sale and Exchange Agreement. The Seller agrees that the Lender, as the assignee of the Buyer, shall, subject to the terms of the Loan and Security Agreement and the other Operative Documents, have the right to enforce this Agreement and the Loan Sale and Exchange Agreement and to exercise directly all of the Buyer's rights and remedies under this Agreement and the Loan Sale and Exchange Agreement, and the Seller agrees to cooperate fully with the Lender in the exercise of such rights and remedies.

          SECTION 9.05. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be hold invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.

          SECTION 9.06. Costs, Expenses and Taxes. (a) Each party hereto agrees to pay its own (i) costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing by the Buyer or its agents or representatives) of this Agreement, the Loan and Security Agreement and the other Operative Documents, including, without limitation, the reasonable fees and reasonable out-of-pocket expenses of counsel, and (ii) all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Agreement and the other Operative Documents.

          (b) The Seller shall pay any and all stamp, sales, excise and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the Medallion Loans or the other agreements and documents to be delivered hereunder; provided, however, that the Seller shall not be responsible for any such payments for which Medallion Financial is responsible under the Loan Sale and Exchange Agreement.

          SECTION 9.07. Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial.

          (a) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          (b) Jurisdiction. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT LOCATED WITHIN THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. WITH RESPECT TO THE FOREGOING CONSENT TO JURISDICTION, EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

          (c) Consent to Service of Process. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO SUCH PERSON AT THE ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID.

          (d) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

NOTHING IN THIS SECTION 9.07 SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY PARTY HERETO TO BRING ANY ACTION OR PROCEEDING AGAINST ANY PARTY HERETO OR ITS RESPECTIVE PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

          SECTION 9.08. No Proceedings. The Seller hereby agrees that it will not institute any proceeding of the type referred to in clause (ii) of definition of Insolvency Event (a) against the Buyer so long as any indebtedness issued by the Buyer shall be outstanding or there shall not have elapsed one year plus one day after the last day on which any such indebtedness of the Buyer shall have been outstanding.

          SECTION 9.09. Further Assurances. The Seller agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments and documents required or reasonably requested by the Buyer more fully to effect the purposes of this Agreement, including, without limitation, the execution of any appropriate financing statements or continuation statements relating to the Medallion Loans for filing under the provisions of the UCC of any applicable jurisdiction.

          SECTION 9.10. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Person, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

          SECTION 9.11. Counterparts. This Agreement may be executed in two or more counterparts and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          SECTION 9.12. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

          SECTION 9.13. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        SELLER:
                                        MEDALLION FUNDING CORP.


                                        By: /s/ Andrew Murstein
                                            ------------------------------
                                            Name:  Andrew Murstein
                                            Title: President


                                        By: /s/ Alvin Murstein
                                            ------------------------------
                                            Name:  Alvin Murstein
                                            Title: Chief Executive Officer


                                        BUYER:
                                        TAXI MEDALLION LOAN TRUST I


                                        By: /s/ Andrew Murstein
                                            ------------------------------
                                            Name:  Andrew Murstein
                                            Title: President

                                    EXHIBIT A

                               TRANSFER AGREEMENT



          This TRANSFER AGREEMENT dated as of September [ ], 2002 (this "Transfer Agreement"), is made between MEDALLION FUNDING CORP., a New York corporation ("Medallion Funding") on the one hand and TAXI MEDALLION LOAN TRUST I, a Delaware business trust ("Medallion Trust") on the other hand.

                                    RECITALS

          A. Medallion Funding and Medallion Trust have entered into that certain Medallion Loan Sale and Contribution Agreement dated as of September 13, 2002 (the "Agreement"). Capitalized terms used herein without definition shall have the meaning given such terms in the Agreement. Medallion Funding has a agreed to sell and/or contribute the Medallion Loans (identified on Schedule I - Loan Schedule attached hereto) and Related Assets (the "Medallion Loans and Related Assets") to Medallion Trust and Medallion Trust has agreed to purchase the Medallion Loans and Related Assets from Medallion.

          B. Medallion Funding has agreed to transfer title of the Medallion Loans and Related Assets to Medallion Trust under this Transfer Agreement.

                                    AGREEMENT

          NOW, THEREFORE, in consideration of the mutual agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1. Transfer of Medallion Loans and Related Assets. Pursuant to the Agreement, Medallion Funding hereby assigns, transfers and conveys to Medallion Trust, absolutely and unconditionally, and not as security, all of Medallion Funding's right, title and interest in and to the Medallion Loans and Related Assets, including, without limitation, all of Medallion Funding's rights under the related Loan Documents, including, without limitation, Medallion Funding's rights with respect to any Collections paid by any Obligor. Medallion Funding does not hereby delegate, and Medallion Trust does not hereby assume, any of Medallion Funding's obligations under any agreement between Medallion Funding and any other person or entity.

          Medallion Trust hereby accepts assignment, transfer and conveyance by Medallion Funding of all of Medallion Funding's right, title and interest in and to all of the Medallion Loans and Related Assets, as aforesaid. In consideration thereof, Medallion Funding hereby acknowledges receipt of the Purchase Price, or $[ ] and a capital contribution in the form of Medallion Loans and Related Assets equal to $[ ].

          Medallion Funding shall, within twenty (20) days of the date hereof, mail to each Obligor of a Medallion Loan a notice in the form attached hereto as Exhibit A.

          2. Governing Law. This Transfer Agreement is a contract made under, governed by and construed in all respects in accordance with the laws of the State of New York without regard to the conflicts of law rules of the State of New York.

          3. Construction and Interpretation. Whenever possible, each provision of this Transfer Agreement shall be interpreted in such manner as to be consistent with the terms of the Agreement and if any term of this Transfer Agreement shall be inconsistent with the terms of the Agreement, the terms of the Agreement shall control. Each provision of this Transfer Agreement is intended to be effective and valid under applicable law, but if any provision of this Transfer Agreement shall be prohibited by or invalid under any law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Transfer Agreement.

          4. Notices. Any notice required or given hereunder shall be in writing and shall be given in accordance with the terms of the Agreement. The effectiveness of any notice and the delivery of any notice shall be governed by the terms of the Agreement.

          5. Assignment. This Transfer Agreement shall inure to the benefit of, and shall be binding upon the parties hereto and their respective successors and assigns. Medallion Funding may assign or transfer its rights and/or obligations under this Transfer Agreement, in whole or in part, without limitation. Medallion Trust may assign and/or transfer its rights or obligations under this Transfer Agreement, in whole or in part, without limitation.

                         [SIGNATURES ON FOLLOWING PAGE]

          IN WITNESS WHEREOF, Medallion Funding has caused this Transfer Agreement to be duly executed and delivered as of the date first above written.

MEDALLION FUNDING CORP.



By:
    -------------------------
Name:
Title:


By:
    -------------------------
Name:
Title:



Agreed and accepted:

TAXI MEDALLION LOAN TRUST I



By:
    -------------------------
Name:
Title: President



Attachments:

Schedule 1     -     Loan Schedule

Schedule 2     -     Permitted Participation Interests

Exhibit A      -     Form of Notice to Obligors

                                   SCHEDULE 1


                                  LOAN SCHEDULE

                                  See Attached

                                   SCHEDULE 2


                        PERMITTED PARTICIPATION INTERESTS

                                  See Attached

                                    EXHIBIT A

                           FORM OF NOTICE TO BORROWERS

[Date]

[Name of Borrower]
[Address of Borrower,
 as stated in the notice section
 of the Medallion Loans]

Re: Transfer of Rights and Interests in the loan(s) set forth below (the "Medallion Loans"), between MEDALLION FUNDING CORP., a New York corporation ("Medallion Funding") and TAXI MEDALLION LOAN TRUST I, a Delaware business trust ("Medallion Trust").
         ----------------------------------------------------------------------

Dear [Name of Borrower or individual to receive notice]:

This letter is to inform you that all right, title and interest in the Medallion Loans referenced below and related collateral, has been assigned and transferred to Medallion Trust. Please make amounts payable Taxi Medallion Loan Trust I and
remit all payments under your Medallion Loans, to Acct. #          at         .
                                                          --------    --------

Please be assured that your obligations under your original loan documentation otherwise remain unchanged. In connection with the foregoing assignment of rights to Medallion Trust, Medallion Funding has no further right to enter into any agreement amending, modifying or terminating the Medallion Loans. We request your acknowledgment of this assignment by date and signature where indicated. Please return the signed copy of this letter to Medallion Trust at the following address:

             Taxi Medallion Loan Trust I
             c/o Wachovia Trust Company, National Association
             One Rodney Square, First Floor
             920 King Street
             Wilmington, Delaware 19801
             Attention: Corporate Trust Administration
             facsimile:  (302) 888-7544

Thank you for your cooperation in this matter.

Sincerely,

MEDALLION FUNDING CORP.


By:
    -------------------------
Name:
Title:


By:
    -------------------------
Name:
Title:



Acknowledged:                                 [Borrower Name]

                                          By:
                                              -------------------------
                                              Title:
                                                    -------------------
                                              Date:
                                                   --------------------

                                    EXHIBIT B

                        LOCATIONS WHERE RECORDS ARE KEPT;

                       LOCATION OF CHIEF EXECUTIVE OFFICE

Locations Where Records Are Kept:
--------------------------------

Medallion Funding Corp.
437 Madison Avenue
New York, New York 10022


Location of Chief Executive Office:
----------------------------------

Medallion Funding Corp.
437 Madison Avenue
New York, New York 10022

                                    EXHIBIT C

                             FORM OF PURCHASE NOTICE

                             Medallion Funding Corp.
                               437 Madison Avenue
                            New York, New York 10022

     This notice is delivered pursuant to Section 2.02 of the Loan Sale and Contribution Agreement dated as of September 13, 2002 (the "Loan Sale Agreement"), by and among Taxi Medallion Loan Trust I, as Buyer, and Medallion Funding Corp., as Seller. The Seller hereby requests a Purchase of Medallion Loans and other Related Assets as follows:

A.   Proposed Transfer Date for Purchase: September [  ], 2002

B.   Purchase Price1

     1.(a) Aggregate Outstanding Balance of Loans to be Purchased $
                                                                   ------------

       (b) Accrued Interest                                       $
                                                                   ------------

     2.    Cash Payment                                           $
                                                                   ------------

C.         Capital Contribution (if any)                          $
                                                                   ------------

D.         Medallion Loans

The Medallion Loans listed on Schedule I hereto are the Eligible Medallion Loans which the Seller requests to be purchased on the Transfer Date specified above.

E.   Certifications:

In connection with the Purchase requested in this Notice, the Seller hereby certifies that:

1. The information provided in this Notice and the attached Schedules is true and correct as of the date hereof.

2. The representations and warranties contained in Section 4.01 of the Loan Sale Agreement are correct on and as of the date hereof as though made on and as of the date hereof.

3. No event has occurred and is continuing, or would result from such Purchase, which constitutes a Termination Event or would constitute a Termination Event but for the requirement that notice be given or time elapse or both.

-----------------------
1    The sum of B.2, B.3, B.4 and C must equal B.1.

     Capitalized terms used herein and not otherwise defined shall have the meanings given in the Loan Sale and Contribution Agreement.



                                MEDALLION FUNDING CORP.



                                By:
                                   -----------------------------
                                   Name:
                                   Title:

                                By:
                                   -----------------------------
                                   Name:
                                   Title:



Date of Notice: ____________________

                                    EXHIBIT D

                        ELIGIBLE MEDALLION LOAN CRITERIA

                              Eligibility Criteria

          (a) In the case of Medallion Loans other than Former FSP Medallion Loans and Specified 90% LTV Medallion Loans, at the time of origination or of acquisition by the Buyer , the Medallion Loan has a Loan-to-Value Ratio less than or equal to 80% (for purposes of calculating the Loan-to-Value Ratio, the maximum Medallion Valuation Amount attributed to any Medallion Loan shall not exceed $325,000).

          (b) In the case of Former FSP Medallion Loans, at the time of origination or of acquisition by the Buyer, the Former FSP Medallion Loan has a Loan-to-Value Ratio less than or equal to 92% (for purposes of calculating the Loan-to-Value Ratio, the maximum Medallion Valuation Amount attributed to any Former FSP Medallion Loan shall not exceed $325,000).

          (c) In the case of Specified 90% LTV Medallion Loans, at the time of origination or of acquisition by the Buyer, the Specified 90% LTV Medallion Loan has a Loan-to-Value Ratio less than or equal to 90% but greater than 80% (for purposes of calculating the Loan-to-Value Ratio, the maximum Medallion Valuation Amount attributed to any Specified 90% LTV Medallion Loan shall not exceed $325,000).

          (d) The Medallion Loan provides for not less frequently than monthly payments of interest.

          (e) The Medallion Loan and other Medallion Loan Documents have not been extended, waived, amended or modified except in accordance with the Credit and Collection Policy. The Buyer shall be notified of any material change to the Credit and Collection Policy and shall have the right to declare ineligible any Medallion Loans originated or modified under such revised Credit and Collection Policy.

          (f) The Medallion Loan does not contravene any Requirements of Law applicable thereto.

          (g) All required consents, approvals and authorizations in connection with the Medallion Loan have been obtained.

          (h) The Medallion Loan is in full force and effect, no provision of which has been modified, waived or amended (in the case of a Medallion Loan acquired from an Approved Seller, since the date of acquisition of such Medallion Loan), except in accordance with the Credit and Collection Policy, and constitutes the legal, valid and binding obligation of the Obligor in accordance with its terms.

          (i) The Medallion Loan is (i) payable in Dollars, (ii) denominated in Dollars and (iii) originated in the United States.

          (j) Immediately prior to the sale, assignment and transfer thereof, the Medallion Loan is secured by a valid first perfected security interest in the related Medallion Collateral in favor of the Seller or the Buyer, as secured party.

          (k) No right of rescission, setoff, counterclaim or defense has been asserted in connection with the Medallion Loan.

          (l) The related Obligor is an individual, corporation or partnership.

          (m) If the Obligor is an individual, such individual is either a United States citizen or a resident alien with a "Green Card", has a social security number, a drivers license, and does not have a criminal record or otherwise complies with all requirements of the applicable Taxi Commission.

          (n) The Seller originated the Medallion Loan for the purpose of financing an Obligor's Medallion, and the Medallion Loan was made in the ordinary course of such Seller's business in accordance in all material respects with the Underwriting Guidelines.

          (o) The Medallion Loan Documents were fully and properly executed by the parties thereto.

          (p) The Medallion Loan is not more than 360 days delinquent (without regard to any applicable grace periods).

          (q) The related Obligor (i) is not currently the subject of a judgment in favor of the Buyer, or the applicable Seller and (ii) did not have its related Medallion foreclosed (or subject to foreclosure).

          (r) There exists a Medallion Loan File with respect to the Medallion Loan that has been delivered to the Custodian in accordance with the Loan Documents. The related Medallion Loan File for the Medallion Loan contains the documents and instruments specified to be included therein in the form specified in the definition of "Medallion Loan File."

          (s) The information with respect to the Medallion Loan and the related Medallion Loan Documents and Medallion Collateral set forth in the Medallion Loan Schedule is true, correct and complete in all material respects.

          (t) No adverse selection procedures have been utilized in selecting the Medallion Loan as one meeting the selection criteria contained herein or in the Loan and Security Agreement.

          (u) The origination and servicing of the Medallion Loan, and the sale of the Medallion Loan hereunder do not contravene in any material respect any requirements of applicable federal, state and local laws, and regulations thereunder including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, each applicable state Motor Vehicle Retail Installment

Sales Act, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

          (v) The Medallion Loan is not due from the United States of America or any state or from any other Governmental Authority.

          (w) The Medallion Loan has created a valid, subsisting and enforceable first priority perfected security interest in the related Medallion Collateral in favor of the applicable Seller as secured party, and such security interest is prior to all other liens (other than liens described in the next sentence, as to which the Buyer has no knowledge) upon and security interests in such Medallion Collateral that now exist or may hereafter arise or be created. To the best of the Buyer's knowledge, there are no Liens or claims existing or that have been filed for work, labor, storage or materials relating to the related Medallion that are prior to the security interest in the related Medallion granted by such Medallion Loan. There is no Lien against the Medallion related to such Medallion Loan for delinquent taxes, except where an adequate escrow for such taxes has been established and funded.

          (x) The Medallion Loan is the legal, valid and binding obligation of the Obligor thereunder and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally; all parties to the Medallion Loan had full legal capacity to execute and deliver such Medallion Loan and all other documents related thereto and to grant the security interest purported to be granted thereby. The Medallion Loan has not been satisfied, subordinated or rescinded, nor has any Medallion been released from the lien granted by such Medallion Loan in whole or in part.

          (y) The Medallion Loan has not been modified as a result of application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

          (z) No right of rescission, setoff, counterclaim, or defense exists with respect to the Medallion Loan. The operation of the terms of the Medallion Loan or the exercise of any right thereunder will not render such Medallion Loan unenforceable in whole or in part or subject to any such right of rescission, setoff, counterclaim or defense.

          (aa) Except for Permitted Delinquencies, no default, breach, violation or event permitting acceleration under the terms of the Medallion Loan has occurred; no continuing condition that with notice or the lapse of time would constitute a default, breach, violation, or event permitting acceleration under the terms of such Medallion Loan has arisen; the Seller has not waived any of the foregoing; and the Medallion related to the Medallion Loan has not been repossessed under the Medallion Loan. To the best of the Seller's knowledge, the related Obligor is not in default on any other debt obligation owed or owing to the Seller or any Affiliate of the Seller. "Permitted Delinquency" means a delinquency of no more than 360 days.

          (bb) The Medallion Loan has not been sold, transferred, assigned or pledged by the applicable Seller to any Person other than the Buyer, and immediately prior to the sole of the Medallion Loan to the Buyer, such Seller had good and marketable title to the Medallion Loan, and was sole owner thereof, free and clear of all Liens, except for Permitted Participation

Interests. Seller has not taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related insurance policies, except in connection with Permitted Junior Participation Interests or Permitted Joint Participation Interests.

          (cc) On the Effective Date and each Funding Documentation Receipt Date, the Servicer will have each caused the portions of its master computer records relating to the Medallion Loan to be clearly and unambiguously marked to show that the Medallion Loans has been pledged to the Lender in accordance with the terms of this Agreement.

          (dd) Each Medallion Loan Schedule made available by the Seller Buyer was complete and accurate in all material respects.

          (ee) The Medallion Loan was not originated in, and is not subject to the laws of, any jurisdiction under which the pledge, sale, contribution, transfer and assignment of such Medallion Loan shall be unlawful, void or voidable, except as set forth in the opinions of local counsel delivered pursuant to Section 5.01(j)(ii) of the Loan Agreement. The applicable Seller has not entered into any agreement with any Obligor or other Person that prohibits, restricts or conditions the pledge, sale, contribution, transfer or assignment of any portion of such Medallion Loan or the related Collateral or that is otherwise inconsistent with the terms of such Medallion Loan or this Agreement.

          (ff) There is only one original executed copy of the Medallion Note for the Medallion Loan, including any assumptions, amendments or modifications thereto.

          (gg) The Buyer has a first priority perfected Lien in the Medallion Collateral. All filings (including, without limitation, Uniform Commercial Code filings) necessary in any jurisdiction to give the Buyer a first priority perfected Lien in the Medallion Collateral have been made.

          (hh) No further action is required under the Uniform Commercial Code or any titling statute or act to continue the perfected status of the first priority security interest of the Buyer in the Medallion against creditors of and transferees of the Obligor, except for the filing of continuation statements.

          (ii) The Medallion Loan constitutes "chattel paper", an "instrument" or a "general intangible" under the Uniform Commercial Code.

          (jj) Each related Medallion Loan Document contains customary and enforceable provisions so as to render the rights and remedies of the holder thereof adequate for the practical realization of the benefits of the security interests intended to be provided thereby, subject to the limitations described in the next succeeding sentence. There is no exemption under existing law available to the related Obligor which would interfere with secured party's right to foreclose or to realize upon the related Medallion Loan Document, other than that which may be available under the insolvency laws, other laws of general application relating to or affecting the enforcement of creditors' rights generally, applicable debt relief or homestead statutes or general principles of equity. No representations have been made to the related Obligor by the applicable Seller or the Buyer that are inconsistent with the Medallion Loan Documents. The Medallion Loan contains an enforceable provision for the acceleration of the payment of the principal balance of the Medallion Loan in the event that the Medallion is sold or transferred without the prior written consent of the Buyer.

          (kk) Any applicable intangible taxes and documentary stamp taxes were paid as to the Medallion Loan and each related Medallion Loan Document.

          (ll) The Medallion Loan Documents for the Medallion Loan are in substantially the form of the Standard Form Medallion Loan Documentation with the exceptions, if any, listed on the Notice of Borrowing and Pledge and approved in writing by the Buyer.

          (mm) The Buyer has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than an Obligor on such Medallion Loan, directly or indirectly, for the payment of any amount required by such Medallion Loan.

          (nn) The proceeds of such Medallion Loan have been fully disbursed, there is no obligation or requirement for future advances thereunder, and all costs, fees and expenses incurred in making or closing the Medallion Loan have been paid. The Buyer has duly fulfilled in all material respects all obligations on its part to be fulfilled under or in connection with the related Medallion Loan Documents and has done nothing to impair the rights of the applicable Seller or the Buyer in such Medallion Loan Documents or payments with respect thereto.

          (oo) As of the applicable date of transfer thereunder, no Obligor on the Medallion Loan is bankrupt, is the debtor in a voluntary or involuntary bankruptcy proceeding, or is the subject of a comparable receivership or insolvency proceeding, other than Obligors under the protection of a bankruptcy court or receivership which has approved payment by any such Obligor of the Medallion Loan.

          (pp) To the best of the Buyer's knowledge, there are no proceedings or investigations pending or, threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (a) asserting the invalidity of the related Medallion Loan Documents, (b) seeking to prevent payment and performance of such Medallion Loan Documents, or (c) seeking any determination or ruling that might materially and adversely affect the validity, enforceability or collectability of the Medallion Loan or the related Medallion Loan Documents.

          (qq) The Seller has no knowledge of any circumstance or condition with respect to the Medallion Loan, the Medallion Collateral with respect thereto or the related Obligors' credit standing that could reasonably be expected to cause the Lender to regard the Medallion Loan as unacceptable security, cause the Medallion Loan to become delinquent or adversely affect the value or marketability of such Medallion Loan.

          (rr) The Medallion Loan is a Boston Medallion Loan, Chicago Medallion Loan, New York City Medallion Loan, Cambridge Medallion Loan, Newark Medallion Loan, Philadelphia Medallion Loan or Other Permitted Medallion Loan. The Medallion securing such Medallion is valid and subsisting and in full force and effect.

          (ss) The applicable Seller and related Obligor shall have complied in all material respects with all the requirements of the applicable Taxi Commission.

          (tt) In the case of a New York Medallion Loan, the underlying Medallion is either an Individual Medallion or a Corporate Medallion.

          (uu) The Medallion Loan and other Medallion Loan Documents have not been extended, waived, amended or modified except in accordance with the applicable Seller's written Underwriting Guidelines and the Credit and Collection Policy.

          (vv) The Medallion Loans shall have been originated in a manner which is consistent with the applicable Seller's Underwriting Guidelines, and in compliance with applicable federal and state consumer protection laws, including, without limitation, all laws with respect to unfair or deceptive practices and all laws relating to predatory lending practices.

          (ww) In the case of a Medallion Loan that is subject to a Joint Participation Interest or a Junior Participation Interest, the applicable participation agreement is an Approved Joint Participation Agreement or an Approved Junior Participation Agreement, as applicable, and constitutes the legal, valid and binding obligation of the applicable Permitted Joint Participant or Permitted Junior Participant and is enforceable against such Permitted Joint Participant or Permitted Junior Participant in accordance with the respective terms and conditions of such participation agreement.

          (xx) In the case of a Former FSP Medallion Loan, the participation formerly held by Fresh Start was sold to Medallion Funding in a "true sale" transaction.